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                                                                     EXHIBIT 9.1



                              PAN WORLD CORPORATION

                                VOTING AGREEMENT


     This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of November 2, 1999 by and among Pan World Corporation., a Nevada corporation (the "COMPANY") and holders of Pan World Common Stock whose names appear on the Signature Page hereto (the "MAJOR COMMON STOCKHOLDERS") effective as of and contingent upon the closing of the Merger (as defined in Paragraph A below).

                                    RECITALS

     A. Tribeworks, Inc., a California corporation ("TRIBEWORKS"), and Tribeworks Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), have entered into an Agreement and Plan of Merger dated as of August 19, 1999 (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into Tribeworks.

     B. Pursuant to the Merger Agreement, the holders of Tribeworks Series A Preferred Stock and the holders of Tribeworks Common Stock have agreed to convert such shares of Tribeworks Series A Preferred Stock and shares of Tribeworks Common Stock, as applicable into shares of the Company Common Stock (on the terms and conditions set forth in the Merger Agreement).

     C. A condition to the parties' obligations under the Merger Agreement is that the Company and the Major Common Stockholders enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Major Common Stockholders shall vote their shares of the Company's Common Stock in favor of certain designees to the Company's Board of Directors. The Company and the Major Common Stockholders each desire to facilitate the voting arrangements set forth in this Agreement by agreeing to the terms and conditions set forth below.

                                    AGREEMENT

The parties agree as follows:

     1. ELECTION OF DIRECTORS. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Major Common Stockholders agree to vote or act with respect to their shares so as to elect:

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          (a)  Duncan Kennedy

          (b)  Patrick Soquet

          (c)  Gilbert Amar

          (d)  Thomas Williams

     2. NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

     3. REMOVAL OF DIRECTORS. In the event of any vacancy on the Board of Directors, the Major Common Stockholders will vote to fill such vacancy by person(s) to be designated by Duncan Kennedy. In the event that Duncan Kennedy resigns from the position of Director from the Company, then, the Major Common Stockholders will vote to fill such vacancy by a person ("Kennedy Nominee") to be nominated by Duncan Kennedy, and thereafter, the Major Common Stockholders will vote to fill any such vacancy on the Board of Directors by such person as shall be designated by the Kennedy Nominee or any successor(s) to the Kennedy Nominee on the Board of Directors.

     4. LEGENDS. Each certificate representing shares held by a Major Common Stockholder or their respective transferees, successors or assigns shall be endorsed by the Company with a legend reading as follows:

          "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

     5.   TERMINATION.

          5.1 TERMINATION EVENT. This Agreement shall terminate upon the earlier of:

               (a) the consummation of the Company's initial public offering on a firm commitment underwriting basis pursuant to a registration statement under the Securities Act of 1933, as amended; or

               (b) a sale of all or substantially all of the assets of the Company or a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger,

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provided that this Section 5.1 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

          5.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 5.1, any holder of a stock certificate legended pursuant to Section 4 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

          6. NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTOR. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any such party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors of the Company by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

          7. AMENDMENTS; WAIVERS. Any term hereof may be amended or waived with the written consent of the Company and holders of the majority of the total aggregate number of shares of Common Stock held by the Major Common Stockholders as of the time of amendment hereof; provided, however, in no event may the terms of this Agreement be amended prior to the fifth anniversary hereof.

          8. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          10. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          12. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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          13.  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all other written or oral agreements existing between the parties with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date and year first written above.

THE COMPANY:

Pan World CORPORATION



By:  /s/ Duncan Kennedy
     ----------------------------
     Name: Duncan Kennedy
     Title:   President


MAJOR COMMON STOCKHOLDERS


     /s/ Daniel L. Hodges
----------------------------------
Daniel L. Hodges
5505 N. Indian Trail
Tucson, AZ 85759



     /s/ Jennifer L. Worden
----------------------------------
Jennifer L. Worden
9055     E. Catlina Hwy., No. 5206
Tucson, AZ 85749



    /s/ Duncan Kennedy
----------------------------------
Duncan Kennedy
1620 Montgomery Street, Suite 120
San Francisco, CA  94111


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                       SIGNATURE PAGE TO VOTING AGREEMENT
                             DATED NOVEMBER 2, 1999


MAJOR COMMON STOCKHOLDERS


Keepsake SPRL
Avenue Eugene Demolder 38
1030 Brussels
Belgium

By:  /s/ Patrick Soquet
    ------------------------------
     Name:  Patrick Soquet
     Title: Manager


     /s/ Gilbert Amar
----------------------------------
Gilbert Amar
1620 Montgomery Street, Suite 120
San Francisco, CA  94111


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